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                                                                     EXHIBIT 2.1


                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 2 (the "Amendment") to Agreement and Plan of Merger by and among META Group, Inc. ("META"), MG Acquisition Corporation ("Acquisition Sub") and The Sentry Group, Inc. ("SENTRY") dated as of September 23, 1998 (the "Agreement"):

                                   WITNESSETH:

         WHEREAS, each of the parties hereto is a party to the Agreement;

         WHEREAS, each of the parties hereto is a party to an Amendment No. 1 to the Agreement dated as of October 20, 1998 ("Amendment No. 1"); and

         WHEREAS, each of META, Acquisition Sub and SENTRY desires to further amend the Agreement as set forth below;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Amendment, in accordance with Sections 10.6 and
10.7 of the Agreement each of META, Acquisition Sub and SENTRY hereby agrees as follows:

                                    ARTICLE I

                               CERTAIN AGREEMENTS

         1.1 CONTINGENT CONSIDERATION. Notwithstanding any other provision of the Agreement, each of the parties hereto hereby agrees that:

         (i) the Contingent Consideration set forth in Section 2.3(e)(i)(A) of the Agreement shall be due and payable as of the date hereof in accordance with the provisions of this Amendment;

         (ii) for the purposes of Article IX of the Agreement, the Contingent Closing Date shall be deemed to have occurred on the day after the date hereof; and

         (iii) the payment of such Contingent Consideration shall be made solely in META Common (and cash in lieu of fractional shares) to the persons/entities on the attached EXHIBIT A in the share number and cash amount set forth opposite such person's/entities' name (and each party hereto agrees that such payment shall fully and unconditionally satisfy all of META and SENTRY's obligations hereunder and under the Agreement with respect to the payment of Contingent Consideration).

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         1.2 WAIVER OF REMEDIES AND RELEASE. Notwithstanding any other provision of the Agreement, Sentry and the undersigned Stockholder Representative on behalf of the Former Sentry Holders hereby irrevocably waive any and all rights and remedies with respect to any other party's failure to comply with the provisions of the Agreement relating to Contingent Consideration (other than the payment obligation set forth in Section 1.1 of this Amendment) and hereby irrevocably waives such compliance. In addition, the undersigned Stockholder Representative hereby agrees to execute a release in the form attached as EXHIBIT B on behalf of the Former Sentry Holders.

         1.3 WITHHOLDING RIGHTS. META, SENTRY and Acquisition Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Amendment such amounts as META, SENTRY or Acquisition Sub determine they are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, META, SENTRY and Acquisition Sub are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to META, SENTRY or Acquisition Sub, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

         1.4 NO THIRD PARTY BENEFICIARY RIGHTS. No provision of this Amendment shall create any third party beneficiary or other rights in any person or entity not a party hereto.

                                   ARTICLE II

                                  MISCELLANEOUS

         2.1 RATIFICATION/CONFIRMATION OF AGREEMENT. Except as set forth in Amendment No. 1 or as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

         2.2 DEFINITIONS. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Agreement.

         2.3 ASSIGNMENT. Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned by any of the parties without the prior written consent of the other parties.

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         2.4 HEADINGS AND CAPTIONS. The headings and captions in this Amendment are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment.

         2.5 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, inure to the benefit of and may be enforced by, each of the parties to this Amendment and their successors and assigns.

         2.6 GOVERNING LAW. This Amendment shall be governed by and construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

         2.7 COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. For the purposes of executing this Amendment, (a) a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document; (b) the signature of any party on such document shall be considered as an original signature; (c) the document transmitted (or the document of which the page containing the signature or signatures of one of more parties is transmitted) shall have the same effect as a counterpart thereof containing original signatures; and (d) at the request of a party, each party who executed a document and transmitted such document by facsimile machine or telecopier, shall provide such original document to the other party. No party may raise as a defense to the enforcement of this Amendment, that a facsimile machine or telecopier was used to transmit a signature of that party or another party on the Amendment.

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         IN WITNESS WHEREOF, each of META, Acquisition Sub and Sentry have caused this Amendment to be duly executed and delivered as of May 12, 2000.

                                      META GROUP, INC.

                                      By: /s/ BERNARD DENOYER
                                         -------------------------------
                                         Name:  Bernard Denoyer
                                         Title: CFO


                                      MG ACQUISITION CORPORATION

                                      By: /s/ BERNARD DENOYER
                                         -------------------------------
                                         Name:  Bernard Denoyer
                                         Title: CFO


                                      THE SENTRY GROUP, INC.

                                      By: /s/ BERNARD DENOYER
                                         -------------------------------
                                         Name:  Bernard Denoyer
                                         Title: CFO



Agreed and accepted to:

/s/ PETER A. NABER
----------------------------------
Peter A. Naber, as
Stockholder Representative on behalf
of the Former Sentry Holders